Exhibit 10.21

FIRST AMENDMENT TO

SALARY CONTINUATION AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) is adopted January 24, 2023, by and between Wayne Bank (the “Employer”), and William Lance (the “Executive”).

WHEREAS, the Employer and the Executive entered into a Salary Continuation Agreement dated September 1, 2017 (the “Agreement”) to provide deferred compensation benefits to the Executive under certain circumstances; and

 WHEREAS, the Employer and the Executive now wish to increase the Executive’s benefits under the Agreement;

NOW, THEREFORE, the Employer and the Executive adopt the following amendments  to the Agreement:

Section 2.1 of the Agreement shall be deleted and replaced with the following:

2.1Normal Retirement Benefit.  If Separation from Service occurs at Normal Retirement Age, the Employer shall pay the Executive an annual benefit in the amount of Sixty-Six Thousand Dollars ($66,000) in lieu of any other benefit hereunder.  If Separation from Service occurs after Normal Retirement Age, for each full month between Normal Retirement Age and Separation from Service, up to a maximum of twenty-four (24) months, the Bank shall increase this annual benefit by .3274%.  The annual benefit will be paid for fifteen (15) years in equal monthly installments commencing the month following Separation from Service.

Sections 2.4 and 2.5 of the Agreement shall be deleted and replaced with the following:

2.4Change in Control Benefit.  (a) If a Change in Control occurs prior to Separation of Service, Disability and Normal Retirement Age, the Employer shall pay the Executive an annual benefit in the amount of Sixty-Six Thousand Dollars ($66,000) in lieu of any other benefit hereunder.  The annual benefit will be paid for fifteen (15) years in equal monthly installments commencing the month following Normal Retirement Age. (b) If a Change in Control occurs after Normal Retirement Age, but prior to Separation of Service and Disability, the Employer shall pay the Executive an annual benefit shown on Schedule A for the Plan Year ending immediately prior to Change in Control in lieu of any other benefit hereunder.  Additionally, the annual benefit shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which Change in Control takes place. If Change in Control occurs after the Executive has reached age sixty-seven (67) the annual benefit shall be Seventy-One Thousand Three Hundred Eighty-Six Dollars ($71,386).  The annual benefit will be paid for fifteen (15) years in equal monthly installments commencing the month following Change in Control.

2.5Death Prior to Commencement of Benefit Payments.  In the event the Executive dies prior to Separation from Service, Disability and Change in Control and reaching age sixty-seven (67) the Employer shall pay the Beneficiary the annual benefit shown on Schedule A for the Plan Year ending immediately prior to the Executive’s death in lieu of any other benefit hereunder.  Additionally, the annual benefit shall be increased by a pro-rated amount relative to the Executive’s service during the partial Plan Year in which the Executive’s death takes place. In the event the Executive dies prior to Separation from Service, Disability and Change in Control and after the Executive has reached age sixty-seven (67) the annual benefit shall be Seventy-One Thousand Three Hundred Eighty-Six Dollars ($71,386) in lieu of any other benefit hereunder.  The annual benefit will be paid for fifteen (15) years in equal monthly installments commencing the month following the Executive’s death.

The Schedule A originally attached to, and made a part of, the Agreement shall be replaced by the Schedule A attached hereto.

IN WITNESS WHEREOF, the Executive and a representative of the Employer have executed this Amendment as indicated below:

Executive:Employer:

/s/ William Lance                By:  /s/ James O. Donnelly

        Its:  President and CEO

Salary Continuation Agreement

Schedule A

William Lance

					Early Termination	Normal Retirement Benefit	Disability	Change In Control Before Normal Retirement Age	Change In Control After Normal Retirement Age	Death
Plan Anniversary Date: 09/30/2023
Normal Retirement: 06/09/2024, Age 65
Normal Retirement Payment: Monthly for 15 Years					Amount Payable Monthly for 15 Years at Normal Retirement Age	Amount Payable Monthly for 15 Years at Separation from Service on or after Normal Retirement Age	Amount Payable Monthly for 15 Years Upon Disability	Amount Payable Monthly for 15 Years at Normal Retirement Age	Amount Payable Monthly for 15 Years upon a Change in Control	Amount Payable Monthly for 15 Years Upon Death

End of Month Values As Of	Age	Discount Rate	Benefit Level	Based On	Annual	Annual	Annual	Annual	Annual	Annual
		Pre/Post			Benefit [1]	Benefit [1]	Benefit [1]	Benefit [1,2]	Benefit [1,2]	Benefit [1,2]
Feb-23	63	4.00%/4.00%	66,000	439,400	41,135		38,873	66,000		66,000
Sep-23	64	4.00%/4.00%	66,000	581,539	53,012		51,447	66,000		66,000
Jun-24	65	4.00%/4.00%	66,000	746,035	66,000	66,000	66,000	66,000	66,000	66,000
Jun-25	66	4.00%/4.00%	68,640	775,877		68,640			68,640	68,640
Jun-26	67	4.00%/4.00%	71,386	806,912		71,386			71,386	71,386

The first line represents the plan values as of February 1, 2023.

1 The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.

2 Note that accounting rules may require an additional accrual at the time this benefit is triggered.

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

/s/ William Lance  By /s/ James O. Donnelly

Date 1/24/2023Title President and CEO

Date 1/24/2023

Birth Date: 06/09/1959					Early Termination			Disability	Change In Control	Death
Plan Anniversary Date: 09/30/2023
Normal Retirement: 06/09/2024, Age 65
Normal Retirement Payment: Monthly for 15 Years					Amount Payable			Amount Payable Monthly for 15 Years Upon Disability	Amount Payable Monthly for 15 Years at Normal Retirement Age	Amount Payable Monthly for 15 Years Upon Death
					Monthly for 15 Years at Normal Retirement Age
Values As Of	Age	Discount Rate	Benefit Level	Based On	Vesting	Vested Benefit Liability	Annual	Annual	Annual	Annual
		Pre/Post					Benefit 1	Benefit 1	Benefit 1,2	Benefit 1,2
Feb-23	63	4.00%/4.00%	66,000	439,400	100.00%	439,400	41,135	38,873	66,000	66,000
Sep-23	64	4.00%/4.00%	66,000	581,539	100.00%	581,539	53,012	51,447	66,000	66,000
Jun-24	65	4.00%/4.00%	66,000	746,035	100.00%	746,035	66,000	66,000	66,000	66,000